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                                                                  EXHIBIT 10 (d)

                                   MASTER NOTE

U.S. $2,250,000,000                                            November 20, 2001

FOR VALUE RECEIVED, Xerox Corporation, a New York corporation ("Xerox"), hereby promises to pay to the order of Xerox Credit Corporation, a Delaware corporation ("XCC"), ON DEMAND, in lawful money of the United States of America, at such place as XCC may from time to time designate to Xerox, the lesser of (i) the principal sum of U.S. $2,250,000,000 or (ii) the aggregate unpaid principal balance of all indebtedness of Xerox to XCC on account of loans from time to time made by XCC to Xerox under this Master Note (each a "Loan" and collectively the "Loans").

Xerox promises to pay interest on the unpaid principal amount of each Loan, from the date of such Loan until the principal amount thereof is paid in full, at an annual interest rate equal to the result of: adding the H.15 Two-Year Swap Rate and H.15 Three-Year Swap Rate and dividing by two (2) and then adding 2.00% (200 basis points). Interest on outstanding principal of each Loan will be calculated monthly (an "Interest Period") and payable quarterly on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date") and at the date of repayment, if not an Interest Payment Date. Interest will be calculated on the basis of the actual number of days elapsed in a year of 360 days.

"H.15 Two-Year Swap Rate" means, with respect to an Interest Period for a Loan, the rate which appears in the relevant H.15 Release under the heading "Interest Rate Swaps", "H15I2Y 2-Year" and "Week Ending" immediately prior to publication of such H.15 Release. "H.15 Three-Year Swap Rate" means, with respect to an Interest Period for a Loan, the rate which appears in the relevant H.15 Release under the heading "Interest Rate Swaps", "H15I3Y 3-Year" and "Week Ending" immediately prior to publication of such H.15 Release. "H.15 Release" means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve System Board of Governors. The "relevant H.15 Release" for an Interest Period shall be the H.15 Release published on the second to the last Monday of such Interest Period and the interest rate calculated using such H.15 Release shall be applicable to the entire such Interest Period. If the relevant H.15 Release for an Interest Period is not published for any reason, then the interest rate applicable for such Interest Period shall be the interest rate in effect for the immediately preceding Interest Period. The interest rate in effect from time to time hereunder shall be determined by XCC, whose determination of such rate shall be conclusive absent manifest error.

If any Interest Payment Date or repayment date falls on a date which is not a Business Day, then the payment(s) due on such date shall be due on the preceding Business Day, with no adjustment to interest periods. For purposes of this Master Note, a Business Day shall be any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close in New York, New York.

Xerox may, at any time and from time to time, repay the outstanding principal amount of the Loans, in whole or in part, together with accrued interest to the date of such repayment on the principal amount prepaid. Amounts repaid under this Master Note may be reborrowed, with the consent of XCC.

XCC is hereby authorized by Xerox to endorse on the schedule forming a part of this Master Note appropriate notations evidencing the date and amount of

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each Loan, the monthly interest rate, the date and amount of each payment of principal made by Xerox with respect to such Loan and the unpaid aggregate principal amount of all the Loans. XCC is hereby authorized by Xerox to attach to and make a part hereof a continuation of such schedule as and when required pursuant to the terms of this Master Note. The information endorsed by XCC on the schedule forming a part of this Master Note shall be prima facie evidence of the matters covered thereby in the absence of manifest error; provided, however, that the failure to endorse, or any error in endorsing, any such information on such schedule shall not affect the obligation of Xerox hereunder to repay the principal amount of each Loan made by XCC to Xerox and to pay accrued interest thereon.

Any amount due to XCC under this Master Note that is not paid when due shall bear interest at a rate per annum equal to the sum of the interest rate then in effect with respect to such amount plus 2.00%. Such interest shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable on demand.

This Master Note and the rights of XCC hereunder may not be assigned or otherwise transferred without the prior written consent of Xerox.

The obligations of Xerox hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws thereof (other than General Obligations Law (S)5-1401).

IN WITNESS WHEREOF, the undersigned has executed this Master Note as of the date first written above.

                                        XEROX CORPORATION

                                        By:  /s/ Gregory B. Tayler
                                             ---------------------------
                                             Name:  Gregory B. Tayler
                                             Title: Vice President and Treasurer


                           SCHEDULE

                   Aggregate                    Amount of
                   Outstanding       Interest   Principal   Notation
Date    Amount     Principal Amount  Rate       Repaid      Made By
----    ------     ----------------  --------   ---------   --------

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